UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 19, 2009

iDNA, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-11601	34-1816760
(Commission File Number)	(IRS Employer Identification No.)

415 Madison Avenue, 7th Floor New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

(212) 644-1400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

Effective as of March 18, 2009, iDNA, Inc. (“iDNA”) entered into a Exchange and Release Agreement (the “Exchange Agreement”) with Steven Campus, president of the Campus Corporations (defined below), the Campus Family 2000 Trust (the “Family Trust”) and the Trust Established Under the Will of Nancy Campus (the “Shelter Trust” and, collectively with the Family Trust, the “Trusts” and each a “Trust”). (The Trusts and Steven Campus are herein referred to collectively as the “Stockholders” and each as a “Stockholder”).

As previously reported, effective as of July 3, 2008, iDNA entered into a Reduction of Purchase Price Agreement (the “Reduction Agreement”) with Stockholders.

As previously reported, pursuant to and as provided in that certain Stock Purchase Agreement dated July 31, 2003 between iDNA and the Stockholders, iDNA acquired from the Stockholders all of the issued and outstanding shares of capital stock of each of Campus Group Companies, Inc. (“CGCI”), Multi-Video Services, Inc. (“Multi-Video”), Interactive Conferencing Network, Inc. (“Interactive”) and Audience Response Systems, Inc. (“ARSI” and, collectively with CGCI, Multi-Video, Interactive and ARSI, the “Campus Corporations”). In consideration for the shares of the Campus Corporations so acquired, iDNA (i) made a cash payment to the Stockholders and (ii) issued to the Stockholders certain promissory notes in an aggregate principal amount of $9.9 million and a convertible promissory note in the principal amount of $2.8 million (collectively, the “Promissory Notes”) (the cash amount and Promissory Notes collectively, the “Purchase Price”).  At July 2, 2008, iDNA had outstanding principal obligations under the terms of the Promissory Notes of $12.1 million and accrued interest of $156,000.

Furthermore, pursuant to the Reduction Agreement, on or about July 14, 2008 the Stockholders shall surrender and deliver to iDNA each and all of the Amended Promissory Notes, marked cancelled, and upon receipt of such Amended Promissory Notes, iDNA shall, in full payment, discharge and satisfaction of the Amended Promissory Notes, issue to the Stockholders an aggregate of two million five hundred thousand (2,500,000) shares of iDNA’s common stock, $0.05 par value per share (the “Issued Shares”), such Issued Shares to be allocated proportionally among the Stockholders.  iDNA and the Stockholders agree that upon the issuance of the Issued Shares to the Stockholders, the Purchase Price Balance shall be paid, discharged and satisfied in full, and no additional amount (whether pursuant to the Promissory Notes or otherwise) shall be payable by iDNA on account of or with respect to the Purchase Price.

In addition, subject to the terms and conditions set forth in the Reduction Agreement, iDNA (i) assumed certain obligations to redeem or repurchase from the Stockholders their Issued Shares and (ii) granted to the Stockholders certain rights to sell (or “put”) the Issued Shares to iDNA.  iDNA is required to semi-annually offer to redeem certain Issued Shares from the Stockholders at the rate of $2.00 per share for a maximum total redemption payment equal to the excess (if any) of  certain minimum operating cash flow thresholds of the Campus Corporations for the period from August 1, 2008 through July 31, 2013.  At any time, the Stockholders are free to (i) accept or decline iDNA’s offer to redeem or repurchase the Issued Shares and (ii) sell, redeem, transfer or otherwise dispose of the Issued Shares to third parties.  (All shares redeemed by iDNA, or sold, transferred or otherwise disposed of to third parties are hereinafter referred to as “Excluded Shares”.)

Pursuant to the Reduction Agreement, iDNA also granted to the Stockholders the right, subject to certain criteria, to sell (or “put”) to iDNA, and require iDNA to purchase from the Stockholders, any or all of the Issued Shares (exclusive of all Excluded Shares) at the rate of $2.00 per share during the period October 31, 2013 through November 15, 2013 (the “Put Right”).  However. the Put Right shall not be exercisable if one or more of the Stockholders shall have received (or be deemed to have received) aggregate consideration of at least five million dollars ($5,000,000) on account of or with respect to the sale, transfer, redemption or other disposition of some or all of the Issued Shares.

In order to secure its obligations to the Stockholders under the Reduction Agreement, iDNA agreed (i) to pledged to the Stockholders all of iDNA’s right, title and interest in and to all of the capital stock of the Campus Corporations held by iDNA and (ii) to cause the Campus Corporations to guaranty such obligations, with such guaranty to be secured by the assets of the Campus Corporations.

Pursuant to the Exchange Agreement, iDNA (i) returned all the outstanding capital stock of the Campus Corporations to the Stockholders, (ii) the Stockholder delivered to iDNA 2.5 million shares of iDNA common stock (the Issued Shares) with a market value of approximately $45,000 and a carried a redemption obligation by iDNA to the Stockholders of a maximum value of $5.0 million and (iii) iDNA and the Stockholders exchanged mutual releases regarding the Campus Corporation operations and certain future payment obligations of iDNA.  As a consequence of the Exchange Agreement, iDNA has fully divested its ownership in the Campus Corporations in exchange for the return of the Issued Shares and a release of all future payment and/or redemption obligations thereunder.  Additionally, there was no cash consideration pursuant to the Exchange Agreement and iDNA will return the Issued Shares to its treasury.

The Exchange Agreement is attached as an exhibit to this Current Report on Form 8-K (this “Form 8-K”).  The foregoing descriptions of the Exhibit are merely summaries, and are not intended to be complete; and the full text of each Exhibit is incorporated herein by reference.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Robert V. Cuddihy, Jr. has voluntarily discontinued his role as Chief Financial Officer, Treasury and Secretary of iDNA as of February 27, 2009.  From time-to-time in the future, Mr. Cuddihy may provide consulting services to iDNA at the request of the Board of Directors.

Item 9.01 Financial Statements and Exhibits.

iDNA pro forma financial statements shall be filed pursuant to an amendment to this Current Report of Form 8-K no later than May 28, 2009.

(d) Exhibits

No.	Description

10.1	Form of Exchange and Release Agreement, dated as of March 18, 2009, by and between iDNA, Inc., Steven Campus, the Campus Family 2000 Trust and the Trust Established Under the Will of Nancy Campus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iDNA, INC.

Date: March 24, 2009	By:	/s/ James McNamara
Name: James McNamara
Title: Chairman and Chief Executive Officer

EXHIBIT INDEX

No.	Description

10.1	Form of Exchange and Release Agreement, dated as of March 18, 2009, by and between iDNA, Inc., Steven Campus, the Campus Family 2000 Trust and the Trust Established Under the Will of Nancy Campus.